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                                                            EXHIBIT 23 (b)



                                                            March 21, 1995



Plains Petroleum Company
12596 W. Bayaud Avenue, #400
Lakewood, CO  80228

Gentlemen:

     We hereby consent to the incorporation by reference of the information from our "Estimate of Reserves and Future Revenue to the Plains Petroleum Company (or Plains Petroleum Operating Company) Interest in Certain Oil and Gas Properties" in the "Properties" section (Item 2 (B)) appearing in your Annual Report on Form 10-K and in Note Eight of the "Notes to Consolidated Financial Statements" of your Annual Report to Shareholders (a) for the years ended December 31, 1994, 1993, 1992, 1991, 1990, 1989 and 1988 into the previously filed Registration Statements on Forms S-8/S-3 (Registration Nos. 33-3646 and 33-3648), each dated February 28, 1986, and on Form S-3 (Registration No. 33-25095) dated November 8, 1988, (b) for the years ended December 31, 1994, 1993, 1992, 1991, 1990 and 1989 into the previously filed Registration Statement on Form S-8 (Registration No. 33-30507) dated August 11, 1989, (c) for the years ended December 31, 1994, 1993, 1992, 1991 and 1990 into the previously filed Registration Statement on Form S-4 (Registration No. 33-34851) dated September 26, 1990, (d) for the years ended December 31, 1994, 1993, 1992 and 1991 into the previously filed Registration Statement on Form S-3 (Registration No. 33-43277) dated October 25, 1991, and (e) for the years ended December 31, 1994, 1993 and 1992 into the previously filed Registration Statement on Form S-8 (Registration No. 33-54636) dated November 16, 1992, and on Form S-8 (Registration No. 33-35306) dated December 21, 1993.

                                       Netherland, Sewell & Associates, Inc.

                                       By: /s/ Clarence M. Netherland
                                           ------------------------------------
                                           Chairman